UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2023

Valuence Merger Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41304	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Orinda Way, Suite 100D

Orinda, CA 94563

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 340-0222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	VMCAU	Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001	VMCA	Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	VMCAW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, at the extraordinary general meeting of Valuence Merger Corp. I (the “Company”) held on May 25, 2023, the Company’s stockholders approved a proposal to amend the Company’s amended and restated memorandum and articles of association to provide the Company with the right to extend the date by which the Company must consummate its initial business combination, from June 3, 2023 (the “Current Outside Date”) to September 3, 2023 (the “Extended Date”), and to allow the Company, without another shareholder vote, by resolution of the board of directors of the Company, to elect to further extend the Extended Date in one-month increments up to eighteen (18) additional times, or a total of up to twenty-one (21) months after the Current Outside Date, until up to March 3, 2025 (the “Extension Proposal”). Also as previously disclosed, VMCA Sponsor, LLC, the Company’s sponsor (the “Sponsor”), agreed that if the Extension Proposal is approved, it or its designee would deposit into the trust account established in connection with the Company’s initial public offering (the “Trust Account”) as a loan, (i) an amount equal to the lesser of (x) $420,000 or (y) $0.084 per public share multiplied by the number of public shares outstanding, on June 4, 2023 with respect to the initial three month extension of time to complete a business combination from June 3, 2023 to September 3, 2023; and (ii) an amount equal to the lesser of (x) $140,000 or (y) $0.028 per public share multiplied by the number of public shares outstanding, one business day following the public announcement by the Company disclosing that the board of directors of the Company has determined to extend the date by which the Company must consummate a business combination for an additional month (the “Contribution”). As there are 6,210,718 of the Company’s public shares outstanding after the redemptions in connection with the Extension Proposal, the Sponsor and/or its designee was required to deposit into the Trust Account $420,000 for the initial three month extension.

In connection with the Contribution and advances that the Sponsor and Valuence Partners LP, an investment fund affiliated with the Sponsor (“Valuence Partners” and, together with the Sponsor the “Lenders”) may make in the future to the Company for working capital expenses, on June 5, 2023, the Company issued a convertible promissory note to the Sponsor with a principal amount up to $613,207.55 and issued a convertible promissory note to Valuence Partners with a principal amount up to $1,650,943.40 (together, the “Notes”). The Notes bear no interest and are each repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial business combination or (b) the date of the Company’s liquidation (the earlier of such date, the “Maturity Date”). If the Company does not consummate an initial business combination by the Maturity Date, the Notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Upon maturity, up to $1.5 million of the outstanding principal balance of the Notes may be converted into warrants, at a price of $1.50 per warrant, at the option of the Lenders. Such warrants will have terms identical to the warrants issued to the Lenders in a private placement that closed simultaneously with the Company’s initial public offering.

On June 5, 2023, the Company made drawdowns under the Notes and deposited an aggregate of $420,000 into the Trust Account for the initial three month extension to September 3, 2023.

The foregoing description of the Notes is qualified in its entirety by reference to the Notes, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Convertible Promissory Note, dated June 5, 2023, between Valuence Merger Corp. I. and VMCA Sponsor, LLC.
10.2	Convertible Promissory Note, dated June 5, 2023, between Valuence Merger Corp. I. and Valuence Partners LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUENCE MERGER CORP. I

	By:	/s/ Sungwoo (Andrew) Hyung
	Name:	Sungwoo (Andrew) Hyung
	Title:	Chief Financial Officer and Director

Dated: June 9, 2023